Exhibit 99.1

Credo Technology Group Holding Ltd Reports Second Quarter of Fiscal Year 2024
Financial Results

San Jose, Calif. (November 29, 2023) - Credo Technology Group Holding Ltd (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the second quarter of fiscal year 2024, ended October 28, 2023.

Second Quarter of Fiscal Year 2024 Financial Highlights

•Revenue of $44.0 million, grew by 25% quarter over quarter
•GAAP gross margin of 59.3% and non-GAAP gross margin of 59.9%
•GAAP operating expenses of $35.0 million and non-GAAP operating expenses of $27.1 million
•GAAP net loss of $6.6 million and non-GAAP net income of $1.2 million
•GAAP diluted net loss per share of $0.04 and non-GAAP diluted net income per share of $0.01
•Ending cash, cash equivalents and short-term investment balance of $240.5 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “For the second fiscal quarter ended October 28, 2023, Credo reported revenue of $44.0 million, representing 25% growth compared to the prior quarter. Going forward, we expect continued growth and diversity across our family of connectivity solutions and customer base. We remain enthusiastic about our business given the market demand for exponentially increasing bandwidth. This plays directly to Credo’s strengths, and we are one of few companies providing the necessary breadth of connectivity solutions at these speeds while also optimizing for energy efficiency and system cost.”

Third Quarter of Fiscal 2024 Financial Outlook

•Revenue is expected to be between $51.0 million and $53.0 million
•GAAP gross margin is expected to be between 58.8% and 60.8%, and non-GAAP gross margin is expected to be between 59.0% and 61.0%
•GAAP operating expenses are expected to be between $37.0 million and $39.0 million, and non-GAAP operating expenses are expected to be between $28.0 million and $30.0 million

Conference Call

Credo will conduct a conference call on Wednesday, November 29, 2023, at 1:30 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2024, ended October 28, 2023. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI1fb083d222464429bc4d1f05fbec6058. After registering, a confirmation will be sent through email, including dial-in details and a unique conference call code for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustments to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP net income (loss), adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using GAAP basic weighted-average shares outstanding when there is a GAAP net loss, and calculated using GAAP diluted weighted-average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using GAAP basic weighted-average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted-average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted net income (loss) per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 23, 2023, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	October 28, 2023	July 29, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Revenue:
Product sales	$34,247	$30,028	$44,349	$64,275	$79,612
Product engineering services	2,434	2,293	3,750	4,727	4,574
IP license	7,354	2,774	3,270	10,128	13,650
Total revenue	44,035	35,095	51,369	79,130	97,836
Cost of revenue:
Cost of product sales revenue	17,346	13,868	22,658	31,214	40,183
Cost of product engineering services revenue	171	293	418	464	518
Cost of IP license revenue	401	144	334	545	1,513
Total cost of revenue	17,918	14,305	23,410	32,223	42,214
Gross profit	26,117	20,790	27,959	46,907	55,622
Operating expenses:
Research and development	21,736	22,638	18,158	44,374	34,841
Selling, general and administrative	13,256	12,543	11,540	25,799	22,738
Total operating expenses	34,992	35,181	29,698	70,173	57,579
Operating loss	(8,875)	(14,391)	(1,739)	(23,266)	(1,957)
Other income (expense), net	2,702	2,157	(692)	4,859	(912)
Loss before income taxes	(6,173)	(12,234)	(2,431)	(18,407)	(2,869)
Provision (benefit) for income taxes	450	(537)	929	(87)	564
Net loss	$(6,623)	$(11,697)	$(3,360)	$(18,320)	$(3,433)
Net loss per share:
Basic and diluted	$(0.04)	$(0.08)	$(0.02)	$(0.12)	$(0.02)
Weighted-average shares used in computing net loss per share:
Basic and diluted	150,232	149,277	146,012	149,755	145,545

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 28, 2023	April 29, 2023
Assets
Current assets:
Cash and cash equivalents	$128,986	$108,583
Short-term investments	111,526	109,228
Accounts receivable	32,723	49,541
Inventories	35,761	46,023
Contract assets	12,042	9,445
Prepaid expenses and other current assets	7,278	5,412
Total current assets	328,316	328,232
Property and equipment, net	44,971	40,222
Right of use assets	13,544	14,860
Other non-current assets	18,974	13,975
Total assets	$405,805	$397,289
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,926	$6,067
Accrued compensation and benefits	4,898	6,471
Accrued expenses and other current liabilities	16,579	14,454
Deferred revenue	4,832	4,040
Total current liabilities	37,235	31,032
Non-current operating lease liabilities	11,610	12,869
Other non-current liabilities	7,412	5,753
Total liabilities	56,257	49,654
Shareholders' equity:
Ordinary shares	8	7
Additional paid in capital	475,412	454,795
Accumulated other comprehensive loss	(576)	(191)
Accumulated deficit	(125,296)	(106,976)
Total shareholders' equity	349,548	347,635
Total liabilities and shareholders' equity	$405,805	$397,289

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	October 28, 2023	July 29, 2023	October 29, 2022	October 28, 2023	October 29, 2022
GAAP gross profit	$26,117	$20,790	$27,959	$46,907	$55,622
Reconciling item:
Share-based compensation	250	189	149	439	453
Total reconciling item:	250	189	149	439	453
Non-GAAP gross profit (A)	$26,367	$20,979	$28,108	$47,346	$56,075

GAAP gross margin	59.3%	59.2%	54.4%	59.3%	56.9%
Non-GAAP gross margin	59.9%	59.8%	54.7%	59.8%	57.3%

Total GAAP operating expenses	$34,992	$35,181	$29,698	$70,173	$57,579
Reconciling item:
Share-based compensation	(7,894)	(7,779)	(4,742)	(15,673)	(9,984)
Total reconciling item:	(7,894)	(7,779)	(4,742)	(15,673)	(9,984)
Total Non-GAAP operating expenses (B)	$27,098	$27,402	$24,956	$54,500	$47,595

GAAP operating loss	$(8,875)	$(14,391)	$(1,739)	$(23,266)	$(1,957)
Non-GAAP operating income (loss) (A-B)	$(731)	$(6,423)	$3,152	$(7,154)	$8,480

GAAP operating loss margin	(20.2)%	(41.0)%	(3.4)%	(29.4)%	(2.0)%
Non-GAAP operating income (loss) margin	(1.7)%	(18.3)%	6.1%	(9.0)%	8.7%

GAAP net loss	$(6,623)	$(11,697)	$(3,360)	$(18,320)	$(3,433)
Reconciling items:
Share-based compensation	8,144	7,968	4,891	16,112	10,437
Pre-tax total reconciling item	8,144	7,968	4,891	16,112	10,437
Other income tax effects and adjustments	(358)	(992)	644	(1,350)	220
Non-GAAP net income (loss)	$1,163	$(4,721)	$2,175	$(3,558)	$7,224

GAAP weighted-average shares - basic	150,232	149,277	146,012	149,755	145,545
GAAP weighted-average shares - diluted	150,232	149,277	146,012	149,755	145,545
Non-GAAP adjustment	14,664	—	12,789	—	13,073
Non-GAAP weighted-average shares - diluted	164,896	149,277	158,801	149,755	158,671

GAAP diluted net income (loss) per share	$(0.04)	$(0.08)	$(0.02)	$(0.12)	$(0.02)
Non-GAAP diluted net income (loss) per share	$0.01	$(0.03)	$0.01	$(0.02)	$0.05

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ended January 27, 2024
	Low	High

GAAP gross margin	58.8%	60.8%
Reconciling item:
Share-based compensation	0.2%	0.2%
Total reconciling item:	0.2%	0.2%
Non-GAAP gross margin	59.0%	61.0%

Total GAAP operating expenses	$37.0	$39.0
Reconciling item:
Share-based compensation	9.0	9.0
Total reconciling item:	9.0	9.0
Total Non-GAAP operating expenses	$28.0	$30.0